                            SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                               (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          INDEPENDENCE HOLDING COMPANY
 ................................................................................
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 ................................................................................

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-ll(c)(l)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    ............................................................................

    2) Aggregate number of securities to which transaction applies:

    ............................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   .............................................................................

   4) Proposed maximum aggregate value of transaction:

   .............................................................................

   5) Total fee paid:

   .............................................................................

[x] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act  Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ............................................................................

    2) Form, Schedule or Registration Statement No.:

    ............................................................................

    3) Filing Party:

    ............................................................................

    4) Date Filed:

    ............................................................................

                          INDEPENDENCE HOLDING COMPANY

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 27, 1996
                            ------------------------

To the Stockholders of
INDEPENDENCE HOLDING COMPANY:

     NOTICE  IS  HEREBY  GIVEN  that  the  Annual  Meeting  of  Stockholders  of
INDEPENDENCE HOLDING COMPANY (the 'Company') will be held on June 27, 1996 at 9:30 A.M., local time, at the Meeting Room, Greenwich Public Library, 101 West Putnam Avenue, Greenwich, Connecticut for the following purposes:

          1. To elect eight directors of the Company;


          2. To consider and act upon a proposal of the Board of Directors of the Company to amend the Company's Restated Certificate of Incorporation, as amended, and authorize management to (i) effect a reverse stock split in which each two shares of Common Stock of the Company, par value $1.00 per share, whether issued and outstanding or held in treasury, will be reclassified and changed into one share of Common Stock of the Company, par value $1.00 per share; and (ii) reduce the number of authorized shares of Common Stock of the Company from 50,000,000 shares to 15,000,000 shares, and to reduce the number of authorized shares of Preferred Stock of the Company, par value $1.00 per share, from 20,000,000 shares to 100,000 shares;


          3. To vote upon a proposal to ratify the selection of independent auditors; and

          4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on May 17, 1996 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

     Your attention is directed to the Proxy Statement submitted with this notice. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, SUCH STOCKHOLDER MAY REVOKE SUCH PROXY AND VOTE SUCH SHARES IN PERSON. No postage need be affixed to the enclosed envelope if mailed in the United States.

                                          By Order of the Board of Directors
                                          DAVID T. KETTIG
                                          Secretary


June 7, 1996

                          INDEPENDENCE HOLDING COMPANY
                             96 CUMMINGS POINT ROAD
                               STAMFORD, CT 06902
                                  203-358-8000

                           --------------------------
                                PROXY STATEMENT
                           --------------------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Independence Holding Company (the 'Company') of Proxies to be used at the Annual Meeting of Stockholders to be held at the Meeting Room, Greenwich Public Library, 101 West Putnam Avenue, Greenwich, Connecticut on June 27, 1996 at 9:30 A.M., local time. In addition to solicitation of Proxies by mail, the directors, officers and employees of the Company may solicit Proxies personally, by telephone, telefax or telegram. The expense of all such solicitations, including the cost of preparing, printing and mailing this Proxy Statement, will be borne by the Company. The Company will, upon request, reimburse brokers, banks or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of the Company's shares. This Proxy Statement and the accompanying Proxy and the Company's Annual Report to Shareholders, which contains financial statements for the year ended December 31, 1995, will first be mailed to stockholders of the Company on or about June 7, 1996.




     If the enclosed form of Proxy is executed and returned, it will be voted as directed by the stockholder. If no directions are given, Proxies will be voted
(i) for election as directors of all of the nominees specified therein, (ii) in favor of the proposal (the 'Reverse Stock Split Proposal') to amend the Company's Restated Certificate of Incorporation, as amended, to effect a one-for-two reverse Common Stock split and to reduce the number of authorized shares of the Company from 70,000,000 to 15,100,000 and (iii) for the ratification of the selection of KPMG Peat Marwick LLP ('Peat Marwick') as independent auditors for the calendar year 1996. A Proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised at the Annual Meeting of Stockholders, by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. Any stockholder present at the meeting may vote personally on all matters brought before the meeting and, in that event, such stockholder's Proxy will not be used at the meeting by holders of the Proxy.


     Only stockholders of record as of the close of business on May 17, 1996 will be entitled to vote at the meeting. On that date, the Company had outstanding and entitled to one vote per share, 14,864,549 shares of Common Stock, par value $1.00 per share ('Common Stock'). An additional 4,377,900 shares of Common Stock are held by subsidiaries of the Company and are not entitled to vote. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     If no contrary instruction is indicated, shares represented by properly executed Proxies in the accompanying form of proxy will be voted by the persons designated in the printed portion thereof (i) FOR the election of the nominees named below to serve as directors for a one-year term, (ii) FOR the Reverse Stock Split Proposal, and (iii) and FOR the ratification of the selection of Peat Marwick as independent auditors for the calendar year 1996. Each director must be elected by the affirmative vote of a plurality of the votes cast at the meeting by the holders of shares of Common Stock represented in person or by Proxy. Approval of the Reverse Stock Split Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock. Approval of Peat Marwick as independent auditors requires the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting.


     Management does not know of any other matters to be brought before the meeting at this time; however, if any other matters are brought before the meeting, the proxy holder shall vote in his discretion with respect to the matter. In the event a stockholder specifies a different choice on the Proxy, such stockholder's shares will be voted or withheld in accordance with the specifications so made. Should any nominee for director named herein become unable or unwilling to accept nomination or election, it is intended that the persons acting under proxy will vote for the election of such other person as the Board of Directors of the Company may recommend unless the number of directors is reduced by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected to office.

                             PRINCIPAL STOCKHOLDERS

     Listed below are the number of shares of Common Stock beneficially owned as of May 17, 1996 by the holders of more than 5% of the Common Stock of the Company.

                                                                                 COMMON STOCK
                                                                                 ------------

Geneve Holdings, Inc.(1) .....................................................     8,185,815
  96 Cummings Point Road                                                               55.1%
  Stamford, Connecticut 06902

- ------------


(1) According to (i) information disclosed in Amendment No. 33 to Schedule 13D dated May 13, 1993 of Geneve Holdings, Inc. (together with its affiliates also referred to herein as 'Geneve') supplemented by (ii) information provided to the Company by Geneve in response to a Company questionnaire, a group consisting of Geneve and certain of its affiliates are the beneficial owners of 8,185,815 shares of Common Stock. As of December 31, 1995, Geneve did not own any of the Company's share purchase warrants (the 'Warrants'). Mr. Edward Netter, Chairman and Chief Executive Officer and a director of the Company, is an executive officer and a director of Geneve. Mr. Donald T. Netter, an executive officer and a director of the Company, is an executive officer of Geneve. Mr. Edward Netter and members of his family (including Mr. Donald T. Netter) own more than 50% of the voting stock of Geneve. Messrs. Edward Netter and Donald T. Netter disclaim beneficial ownership as to the shares of Common Stock owned by Geneve.


                            ------------------------
     To the best knowledge of the Company, Geneve has sole investment and voting power with respect to the shares listed above, and no other person or persons acting in concert own beneficially more than 5% of the Common Stock.

     The following table sets forth for each director of the Company, the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year ended December 31, 1995 (the 'Named Officers'), and for all directors and executive officers of the Company as a group, information regarding beneficial ownership of Common Stock as of May 17, 1996. None of the directors, Named Officers or directors and executive officers as a group owns beneficially any Warrants.


                                                                                          PERCENT OF
                                                                 NUMBER                     CLASS
                            NAME                                OF SHARES              ENTITLED TO VOTE
- -------------------------------------------------------------   ---------              ----------------

Harold E. Johnson............................................     21,000(1)                    *
Allan C. Kirkman.............................................      8,000(1)                    *
Steven B. Lapin..............................................    237,000(2)                   1.6%
Donald T. Netter.............................................        (3)                       --
Edward Netter................................................        (3)                       --
Edward J. Scheider...........................................    151,473(1)(4)                1.0%
Roy T.K. Thung...............................................    191,500(5)                   1.3%
F. Peter Zoch, III...........................................      2,000(6)                    *
David T. Kettig..............................................     25,000(7)                    *
All directors and executive officers as a group (11
  persons)...................................................    687,073(1)(2)(3)(4)          4.5%
                                                                        (5)(6)(7)(8)


- ------------


(1) Constitutes or includes 8,000 shares of Common Stock subject to options granted to each such director of which, in each case, all are presently exercisable.


(2) Includes 137,500 shares of Common Stock subject to options granted to Mr. Lapin in April 1995, of which one-third are presently exercisable and the balance will vest ratably in April 1997 and April 1998, and 98,500 shares of Common Stock subject to options granted to Mr. Lapin in December 1995 which will vest ratably in December 1996, 1997 and 1998.


(3) As described in the table relating to Principal Stockholders, Geneve and certain of its affiliates are the beneficial owners of 8,185,815 shares of Common Stock, which represents 55.1% of the outstanding Common Stock as of May 17, 1996. Mr. Edward Netter, Chairman and Chief Executive Officer and a director of the Company, is an executive officer and a director of Geneve. Mr. Donald T. Netter, an executive officer and a director of the Company, is an executive officer of Geneve. Mr. Edward Netter and members of his family (including Mr. Donald T. Netter) own more than 50% of the voting stock of Geneve. Messrs. Edward Netter and Donald T. Netter disclaim beneficial ownership as to the shares of Common Stock owned by Geneve.


(4) Includes 67,000 shares of Common Stock owned by Mr. Scheider's wife, as to which shares Mr. Scheider disclaims beneficial ownership.

(5) Includes 112,500 shares of Common Stock subject to options granted to Mr. Thung in April 1995, of which one-third are presently exercisable and the balance will vest ratably in April 1997 and April 1998, and 76,500 shares of Common Stock subject to options granted to Mr. Thung in December 1995 which will vest ratably in December 1996, 1997 and 1998.


(6) Constitutes 2,000 shares of Common Stock subject to options granted to Mr. Zoch, all of which are presently exercisable.


                                              (footnotes continued on next page)

(footnotes continued from previous page)

(7) Includes 25,000 shares of Common Stock subject to options granted to Mr. Kettig in April 1995, of which one-third are presently exercisable and the balance will vest ratably in April 1997 and April 1998.

(8) Includes 50,000 shares of Common Stock subject to options granted to two executive officers, of which 20,000 are presently exercisable and the balance will vest ratably in April 1997 and April 1998.

*  Represents less than 1% of the outstanding Common Stock.

                                   PROPOSAL 1
                       NOMINEES FOR ELECTION AS DIRECTORS

     Eight directors will be elected at the meeting, each to hold office until the next Annual Meeting of Stockholders and until such director's successor shall be elected and shall qualify.

     It is intended that shares represented by Proxies will be voted for the election of the nominees named below. If at the time of the meeting any of the nominees should be unwilling or unable to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes, as the Board of Directors recommends. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director.

     The persons named below have been nominated for election as directors. All of such nominees presently serve as directors of the Company.

HAROLD E. JOHNSON, age 77
Director

     Since November 1987, director of the Company; for more than five years prior to retirement in 1983, Executive Vice President of The Continental Corporation, a diversified insurance and financial holding company with principal offices in New York, New York; since November 1993, director of Queens County Bancorp, Inc., a banking holding company with principal offices in Queens County, New York.

ALLAN C. KIRKMAN, age 52
Director

     Since December 1980, director of the Company; for more than the past five years, Executive Vice President of Mellon Bank, N.A., a national bank with principal offices in Pittsburgh, Pennsylvania.

STEVEN B. LAPIN, age 50
President and Chief Operating Officer
Director

     Since July 1991, director of the Company; since November 1993, President and Chief Operating Officer of the Company; for more than two years prior to November 1993, Executive Vice President -- Operations of the Company; since October 1993, President and Chief Operating Officer of Geneve Corporation, a private diversified holding company with principal offices in Stamford, Connecticut, which is an affiliate of the Company ('Geneve'); for more than two years prior to October 1993,

Executive Vice President and Chief Operating Officer of Geneve; for more than the past five years, director of Geneve.

DONALD T. NETTER, age 34
Senior Vice President -- Investments
Director

     Since November 1993, director of the Company; since January 1995, Senior Vice President -- Investments of the Company; since February 1994, Senior Vice President -- Investments of Geneve; from February 1992 to August 1993, Senior Vice President and Treasurer of Damon Corp., a clinical laboratory testing company with principal offices in Needham Heights, Massachusetts ('Damon'); for more than one year prior to February 1992, Vice President of Damon; for more than three years prior to August 1993, a director of Damon. Mr. Donald T. Netter is the son of Mr. Edward Netter.

EDWARD NETTER, age 63
Chairman and Chief Executive Officer
Director

     Since December 1980, director of the Company; for more than the past five years, Chairman and Chief Executive Officer of the Company; from December 1990 to November 1993, President of the Company; for more than the past five years, Chairman, Chief Executive Officer and director of Geneve.

EDWARD J. SCHEIDER, age 79
Director

     Since November 1987, director of the Company and Chairman of the Audit Committee; for more than five years prior to retirement in March 1995, Vice President of Kidder, Peabody & Co., Inc., an investment banking and brokerage firm with principal offices in New York, New York.

ROY T.K. THUNG, age 52
Executive Vice President,
Chief Financial Officer and Treasurer
Director


     Since December 1990, director of the Company; since November 1993, Executive Vice President, Chief Financial Officer and Treasurer of the Company; from May 1990 to November 1993, Senior Vice President, Chief Financial Officer and Treasurer of the Company; from June 1983 to December 1986, director of the Company; since November 1993, Executive Vice President and Chief Financial Officer of Geneve; for more than three years prior to November 1993, Senior Vice President and Chief Financial Officer of Geneve.


F. PETER ZOCH, III, age 53
Director

     Since December 1980, director of the Company; from December 1990 to June 1993, Vice Chairman of the Board of the Company; for more than the past five years, Chairman of the Executive Committee of the Company; for more than two years prior to July 1992, President and director of Geneve.

     Between January 1, 1995 and December 31, 1995, the Board of Directors of the Company met five times. In addition, the Audit Committee of the Board, which exercises responsibility in respect of the recommendation of the Company's independent public auditors, the review of such auditor's audit and recommendations concerning internal controls, met three times. The Audit Committee currently consists of Messrs. Scheider and Johnson. Each director who has been nominated for election as a director attended at least 75% of the Board meetings and meetings of Committees on which such director served.

     Directors of the Company who are not also officers of the Company receive a monthly fee of $500 plus $400 for each Board or Committee meeting attended. Directors who are officers of the Company do not receive compensation for serving as directors of the Company.

     Pursuant to the Company's 1988 Stock Incentive Plan, directors of the Company who are not also employees of the Company or a subsidiary ('Independent Directors') are each granted non-qualified stock options with respect to 1,000 shares of Common Stock at the first meeting of the Board of Directors following each Annual Meeting of Stockholders of the Company, which stock options vest six months after date of grant. Outstanding options granted at such 1995 Board meeting fully vested on December 23, 1995, and have an exercise price of $3.156 per share.

                               EXECUTIVE OFFICERS

     In addition to Messrs. Lapin, Donald T. Netter, Edward Netter and Thung, listed above, who also serve as directors of the Company, set forth below are each executive officer's name, age, all positions and offices held with the Company, principal occupations and business experience during the past five years. Officers are elected by the Board of Directors, each to serve until his successor is elected and has qualified, or until his earlier resignation, removal from office or death.

TERESA A. HERBERT, age 34
Vice President and Controller

     Since October 1991, Vice President and Controller of the Company; for more than one year prior thereto, Assistant Controller of the Company.

DAVID T. KETTIG, age 37
Vice President -- Legal and Secretary

     Since March 1992, Vice President -- Legal and Secretary of the Company; since March 1992, Vice President -- Legal and Secretary of Geneve; for more than one year prior thereto, associate attorney practicing in the areas of corporate and securities law with Battle Fowler, a law firm located in New York, New York.

BRIAN R. SCHLIER, age 41
Vice President -- Taxation

     Since May 1991, Vice President -- Taxation of the Company; for more than the past five years, Director of Taxation of Geneve.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid by the Company and its subsidiaries to the Named Officers for services rendered for the last three fiscal years.

                                                                           LONG TERM COMPENSATION
                                                                      ---------------------------------
                                        ANNUAL COMPENSATION                  AWARDS            PAYOUTS
                                  --------------------------------   -----------------------   -------

           (a)              (b)      (c)       (d)         (e)           (f)           (g)       (h)           (i)
                                                                      RESTRICTED   SECURITIES
                                                       OTHER ANNUAL     STOCK      UNDERLYING    LTIP        ALL OTHER
NAME AND PRINCIPAL                 SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS     PAYOUTS   COMPENSATION(1)
POSITION                    YEAR     ($)       ($)         ($)           ($)          (#)         ($)           ($)
- --------------------------  ----   -------   -------   ------------   ----------   ----------   -------   ---------------

Edward Netter ............  1995   251,159     --         --             --           --          --            2,584
  Chairman and Chief        1994   251,040    50,000      --             --           --          --            2,653
  Executive Officer         1993   291,000    50,000      --             --           --          --            2,538

Steven B. Lapin ..........  1995   250,851   150,000      --             --         236,000       --           36,826
  President and Chief       1994   249,990   150,000      --             --           --          --          113,108
  Operating Officer         1993   225,000   150,000      --             --           --          --           90,260

Roy T.K. Thung ...........  1995   200,853   120,000      --             --         189,000       --           32,410
  Executive Vice President  1994   200,000   120,000      --             --           --          --           98,953
  Chief Financial Officer,  1993   180,000   120,000      --             --           --          --           78,965
  and Treasurer

Donald T. Netter .........  1995   142,021    91,338      --             --           --          --            1,872
  Senior Vice President --
  Investments

David T. Kettig ..........  1995   103,775    20,416      --             --         25,000      22,250          1,051
  Vice President -- Legal   1994    99,455    23,332      --             --           --          --           (7,095)
  and Secretary             1993   102,000    23,331      --             --           --          --           10,152

- ------------


(1) Amounts shown for 1993, 1994 and 1995 for all of the Named Officers include the dollar value of premiums paid for term life insurance. In addition, amounts shown for Messrs. Lapin and Thung include amounts accrued during 1993, 1994 and 1995 under Retirement Benefit Agreements with the Company (described below under the heading 'Retirement Benefit Agreements'). Amounts shown for Mr. Kettig also include the value of incentive units based on the increase or decrease in book value per share of the Company's Common Stock for each of 1993 and 1994; the value of such units were paid in full in 1995. The Named Officers also received compensation and benefits during 1993, 1994 and 1995 from Geneve and/or its affiliates (other than the Company) for services rendered to such companies, which amounts are not included in this table.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning grants of stock options to the Named Officers who received grants during 1995.

                               INDIVIDUAL GRANTS                                      GRANT
- -------------------------------------------------------------------------------       DATE
                                            (c)          (d)          (e)             VALUE
          (a)                (b)            % OF                                    ---------
                          NUMBER OF        TOTAL
                          SECURITIES      OPTIONS                                      (f)
                          UNDERLYING     GRANTED TO     EXERCISE                      GRANT
                           OPTIONS       EMPLOYEES      OR BASE                       DATE
                           GRANTED       IN FISCAL       PRICE       EXPIRATION      PRESENT
         NAME                (#)            YEAR         ($/SH)         DATE        VALUE$(1)
- ----------------------    ----------     ----------     --------     ----------     ---------

Steven B. Lapin.......      137,500           23%         3.28          4/4/05       184,250
                             98,500           17%         3.84        12/29/05       132,975
Roy T.K. Thung........      112,500           19%         3.28          4/4/05       150,750
                             76,500           13%         3.84        12/29/05       103,275
David T. Kettig.......       25,000            4%         3.28          4/4/05        33,500

- ------------


(1) Present value determinations were made using the Black-Scholes model of theoretical options pricing, and were based on the following assumptions:
    (A) expected volatility is based on the three year period, calculated weekly, preceding the date of grant; (B) the risk-free rate of return is based on the 10 year U.S. Treasury Note yield to maturity as at the date of grant; (C) dividend yield assumes that the current dividend rate paid on the Common Stock continues unchanged until the expiration date of the options; and (D) a three-year phased-in vesting period that averages two years. The actual value a Named Officer receives is dependent on future stock market conditions, and there can be no assurance that the amounts reflected in column (f) of the Option Grants Table will actually be realized. No gain would be realized by a Named Officer without appreciation in the market value of the Common Stock, which would benefit all stockholders commensurately.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth certain information concerning stock options of the Named Officers who had options at December 31, 1995. No options were exercised in 1995 by the Named Officers.


                                                                                              (d)
                                                                                           NUMBER OF           (e)
                                                                                          SECURITIES        VALUE OF
                                                                                          UNDERLYING       UNEXERCISED
                                                                                          UNEXERCISED     IN-THE-MONEY
                                                               (b)                        OPTIONS AT       OPTIONS AT
                                                             SHARES           (c)          FY-END(#)        FY-END($)
                          (a)                              ACQUIRED ON       VALUE       EXERCISABLE/     EXERCISABLE/
                          NAME                             EXERCISE(#)    REALIZED($)    UNEXERCISABLE    UNEXERCISABLE
- --------------------------------------------------------   -----------    -----------    -------------    -------------

Steven B. Lapin.........................................        0              0           0/236,000         0/64,625
Roy T.K. Thung..........................................        0              0           0/189,000         0/52,875
David T. Kettig.........................................        0              0            0/25,000         0/11,750

RETIREMENT BENEFIT AGREEMENTS

     In 1991, the Company entered into retirement benefit agreements with Messrs. Lapin and Thung pursuant to which they are entitled to receive cash payments, based upon their salaries, at such time as they retire or otherwise terminate their employment with the Company. Such payments are fully vested. Assuming that such individuals' employment with the Company had terminated on December 31, 1995, Messrs. Lapin and Thung would have been entitled to receive approximately $430,196 and $394,226, respectively, which amounts increase each year they remain employed by the Company until they attain age 62. Of such amounts, $34,486 and $30,070, respectively, were accrued in 1995 for Messrs. Lapin and Thung.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION


     Management's recommendations as to the form and level of compensation of the Company's executive officers are overseen by and subject to the approval of the Company's Board of Directors. The Board of Directors has not retained a compensation consultant.


     The Company's compensation policies seek to attract and retain key executives necessary to the long-term success of the Company, to align compensation with both annual and long-term strategic plans and goals and to reward performance in the continued growth and success of the Company and in the enhancement of shareholder values. In furtherance of these goals, the Company has employed a combination of annual base salaries, which are set at levels which management believes to be competitive with industry and regional pay practices and economic conditions, and annual and longer term incentive compensation, including options to purchase Common Stock.

     In 1995, the Company granted 495,000 stock options to certain of its executive officers, which represented a significant portion of such individuals' total 1995 compensation. The options vest ratably over a three year period commencing with the date of grant, are issued at the fair market value of the Common Stock at the date of grant, and are exercisable for ten years. The Company had not previously granted stock options to Messrs. Lapin or Thung. In recognition of their significant interest in the Company through Geneve's ownership of Common Stock, no stock options were issued to Mr. Edward Netter or Mr. Donald Netter. The primary objective of issuing stock options is to provide a financial reward tied to the future performance of the Common Stock. In making stock option awards to the Company's executive officers, the Board of Directors takes into account incentive compensation practices employed generally by companies for executive officers, such individuals' contributions to the Company's performance, their anticipated contributions to the Company's achievement of its long-term goals, and their position and scope of responsibilities.

     Management recommends annually a bonus pool for the Company's employees (including the executive officers) to be voted upon by the independent members of the Board. For example, in determining the bonus pool for the 1993 through 1995 calendar years, the Board based its decision, in major part, on the performance of the Company in the aggregate, including management's accomplishments in enhancing the insurance group's capital position, strategically planning the direction of the insurance group, improving the Company's profitability and increasing shareholder values.

     Specifically regarding the chief executive officer, Mr. Edward Netter, base salary has been determined by considering Company and individual performance. Mr. Netter's annual bonus payments are subject to approval by the independent members of the Board of Directors. Although Mr. Netter's bonus is based on his individual performance as chief executive officer, in determining such amount, the

Board at the same time takes into consideration Mr. Netter's significant interest in the Company through his ownership of Geneve. Mr. Netter elected not to receive a bonus in 1995.


MEMBERS OF THE BOARD OF DIRECTORS:

HAROLD E. JOHNSON                               EDWARD NETTER
ALLAN C. KIRKMAN                                EDWARD J. SCHEIDER
STEVEN B. LAPIN                                 ROY T.K. THUNG
DONALD T. NETTER                                F. PETER ZOCH, III


PERFORMANCE GRAPH



     Set forth below is a line graph comparing the five year cumulative total return of the Common Stock with that of the Nasdaq Stock Market (US) Index and the Nasdaq Insurance Stocks Index.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG INDEPENDENCE HOLDING COMPANY, NASDAQ STOCK MARKET (U.S.) INDEX
                       AND NASDAQ INSURANCE STOCKS INDEX


                           [PERFORMANCE GRAPH]


                                   12/31/90         12/31/91     12/31/92      12/31/93    12/31/94      12/31/95

NASDAQ STOCK MARKET (U.S.) INDEX    100                   161        187          215          210          296
NASDAQ INSURANCE STOCKS             100                   141        191          204          192          273
INDEPENDENCE HOLDING COMPANY        100                    92        184          267          223          279


* Assumes that dividends were reinvested and is based on a $100 investment on December 31, 1990; indices data obtained from Center for Research in Security Price (CRSP)

                           RELATED PARTY TRANSACTIONS

     The Company and Geneve operate under cost-sharing arrangements pursuant to which certain items are allocated between the companies. During 1995, the Company paid to Geneve or accrued for payment thereto approximately $190,000 under such arrangements, and paid or accrued an additional approximately $48,000 for the first quarter of 1996. Geneve also provides the Company the use of office space as its corporate headquarters for annual consideration of $262,500. In addition, certain current or former directors, officers and/or employees of the Company or its subsidiaries, who are also current or former directors, officers and/or employees of Geneve, received compensation and benefits from Geneve for services rendered thereto since January 1, 1995. The foregoing is subject to the approval of the Audit Committee of the Board of Directors at least annually, and management of the Company believes that the terms thereof are no less favorable than could be obtained by the Company from unrelated parties on an arm's length basis.

     At various times since January 1, 1995, certain securities transfers were made between the Company and/or certain of its subsidiaries, on the one hand, and Geneve, on the other hand, at fair market value. The Company has invested as a limited partner in a partnership managed by affiliates of Geneve. Consistent with the terms of the partnership agreement applicable to all limited partners, the Company will pay an annual management fee of 1.25% of its beginning capital account for each quarter, commencing April 1, 1996. If the partnership earns more than a specified rate of return, an incentive allocation will also be payable to such affiliates at the end of each year; however, such amount cannot be determined at this time. Amounts paid in connection with such limited partnership investment will be offset (in whole or in part) by a reduction in overhead and salaries in the Company's cost-sharing arrangements with Geneve.

                                   PROPOSAL 2
                  PROPOSAL TO AMEND ARTICLE V OF THE COMPANY'S
             RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO
              DECREASE THE NUMBER OF AUTHORIZED CAPITAL SHARES AND
              TO EFFECT THE ONE-FOR-TWO REVERSE COMMON STOCK SPLIT

     The Board of Directors believes that the current per share price of the Common Stock has adversely affected its marketability, increased the amount and percentage of transaction costs paid by individual stockholders, and negatively impacted the Company's potential ability to raise capital by issuing additional shares.


     In an effort to remedy the foregoing, on May 24, 1996, the Board of Directors of the Company approved, subject to the stockholder approval solicited hereby, a proposal to effect a one-for-two reverse Common Stock split ('Reverse Stock Split'). The proposed Reverse Stock Split, together with a proposal to amend the Company's Restated Certificate of Incorporation, as amended (the 'Certificate'), to decrease the number of authorized shares of Common Stock from 50,000,000 to 15,000,000 and the number of shares of Preferred Stock, par value $1.00 per share ('Preferred Stock'), from 20,000,000 to 100,000, is hereinafter referred to as the 'Reverse Stock Split Proposal.'


     THE COMPANY HAS BEEN ADVISED THAT GENEVE, WHICH OWNS IN EXCESS OF 55% OF THE OUTSTANDING SHARES OF COMMON STOCK, INTENDS TO VOTE ITS SHARES IN FAVOR OF PROPOSAL 2.

                  REASONS FOR THE REVERSE STOCK SPLIT PROPOSAL

     The Board of Directors of the Company believes that the current per share market price of the Common Stock impairs the acceptability of the Common Stock to institutional investors and certain other members of the investing public. Although certain investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities, many investors view low-priced stock as unattractive or, as a matter of policy, will not extend margin credit on stock trading at low prices. Many brokerage houses are reluctant to recommend lower-priced stock to their clients or to hold it in their own portfolios. Further, a variety of brokerage house policies and practices discourage individual brokers within those firms from dealing in low-priced stock because of the time-consuming procedures that make the handling of low-priced stock unattractive to brokerage houses from an economic standpoint.

     In addition, since the broker's commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Common Stock at its current market price, although there can be no assurance that institutions would purchase Common Stock even if the Reverse Stock Split Proposal is approved. If approved, the Reverse Stock Split may result in some additional stockholders owning 'odd-lots' of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level will encourage greater interest in the Common Stock by the financial community and the investment public and possibly promote greater liquidity for the Company's stockholders, although it is possible that such liquidity could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. The proposed Reverse Stock Split will increase proportionately the Company's earnings per share and book value per share as of the Effective Date. Also, although any increase in the market price of the Common Stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse Stock Split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokerage houses and investors referred to above and to diminish the adverse impact of correspondingly high trading commissions on the market for the shares.


     There can be no assurances, however, that all of the foregoing effects will occur or that the market price of the Common Stock immediately after implementation of the proposed Reverse Stock Split will be maintained for any period of time, that such market price will be two times the market price before the proposed Reverse Stock Split, or that such market price will exceed or remain in excess of the current market price.




     Reference is made to the Company's Annual Report to Shareholders, which will first be mailed to stockholders of the Company on or about June 7, 1996, for the quarterly high and low sales prices of the Common Stock for the years 1994 and 1995. The high and low sales prices for the Common Stock were $4 and $3 5/8, respectively, for the quarter ended March 31, 1996, and $4 11/16 and $4 1/2, respectively, on May 24, 1996, the last trading day before announcement of the Reverse Stock Split Proposal.


     As a consequence of the reduction in the number of authorized shares of Common Stock and Preferred Stock, the Company's franchise taxes will be reduced because the Delaware franchise tax is based in part on the number of authorized shares.

                                 EFFECTIVE DATE

     If the Reverse Stock Split Proposal is approved by the stockholders, the Company will file as soon as practicable an amendment to the Certificate with the Secretary of State of the State of Delaware (the 'Amendment'), and the Reverse Stock Split Proposal will become effective on the date of such filing (the 'Effective Date'). Without any further action on the part of the Company or the stockholders, the shares of Common Stock held by stockholders of record as of the Effective Date will be converted at the close of business on the Effective Date into the right to receive an amount of whole shares of Common Stock equal to the number of their shares divided by two, together with cash representing any fractional shares.

                                 THE AMENDMENT


     Under the Reverse Stock Split Proposal, Article V of the Certificate will be amended to reduce the number of authorized shares of Common Stock from 50,000,000 to 15,000,000 and the number of shares of Preferred Stock from 20,000,000 to 100,000, and to implement the Reverse Stock Split. The complete text of the Amendment, in the form to be filed with the Secretary of State of the State of Delaware, is set forth in Exhibit A attached to this proxy statement. The discussion of the Reverse Stock Split Proposal is qualified in its entirety by reference to Exhibit A, which is incorporated herein by reference as if fully set forth herein.


     If the Reverse Stock Split Proposal is approved, the total number of shares of Common Stock held by each stockholder would be converted automatically into a right to receive an amount of whole shares of Common Stock equal to the number of shares owned immediately prior to the Reverse Stock Split divided by two. No fractional shares will be issued. A stockholder who would be otherwise entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will receive cash in lieu thereof. The price payable by the Company for fractional shares will be determined by multiplying the fractional share of Common Stock by the closing sale price of the Common Stock as reported on the NASDAQ National Market on the Effective Date.

     Approval of the Reverse Stock Split Proposal would not affect any stockholder's percentage ownership interest in the Company or proportional voting power, except for differences resulting from receiving cash in lieu of fractional shares. The shares of Common Stock which will be issued upon approval of the Reverse Stock Split Proposal will be fully paid and nonassessable. The voting rights and other privileges of the holders of Common Stock would not be affected substantially by adoption of the Reverse Stock Split Proposal or subsequent implementation thereof.

                         EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each stockholder of record on the Effective Date for use in transmitting certificates representing shares of Common Stock ('old certificates') to the Company's transfer agent, Fleet National Bank, Corporate Trust Operations, Mail Stop: CT/MO/0224, P.O. Box 1440, Hartford, Connecticut 06143 (the 'Exchange Agent'). The letter of transmittal will contain instructions for the surrender of old certificates to the Exchange Agent in exchange for certificates representing the number of whole shares of Common Stock and cash representing fractional shares of Common Stock. No new certificates will be issued to a stockholder until such stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

     Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all old certificates, stockholders will receive a new certificate or certificates representing the number of whole shares of Common Stock into which their shares of Common Stock represented by the old certificates have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding old certificates held by stockholders will be deemed for all purposes to represent the number of whole shares of Common Stock to which such stockholders are entitled as a result of the Reverse Stock Split. Stockholders should not send their old certificates to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as is practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer.

     No service charges will be payable by stockholders in connection with the exchange of certificates, all expenses of which will be borne by the Company.

                   EFFECT OF THE REVERSE STOCK SPLIT PROPOSAL


     If the Reverse Stock Split Proposal is approved at the Annual Meeting, the result would be that each stockholder who owns two or more shares of Common Stock will receive one share of Common Stock for each two shares of Common Stock held at the Effective Date, and cash in lieu of the issuance of a fractional share of Common Stock. Each stockholder who owns fewer than two shares of Common Stock on the date the Reverse Stock Split is effected will be entitled to receive only cash in lieu of receiving a fractional share resulting from the Reverse Stock Split. Cash in lieu of fractional shares is being done to avoid the expense and inconvenience of issuing fractional shares and is not separately bargained-for consideration.


     The Company currently has authorized Common Stock of 50,000,000 shares. The authorized Common Stock will be reduced to 15,000,000 shares as a result of the Reverse Stock Split Proposal. As of May 17, 1996, the number of issued shares of Common Stock was 19,242,449 which includes 4,377,900 shares held by subsidiaries of the Company. Based upon the Company's best estimates, the aggregate number of shares of Common Stock that will be outstanding after the Reverse Stock Split will be 9,621,224, including shares held by subsidiaries of the Company. Because of the reduction of the number of authorized shares of Common Stock, there will remain an estimated 5,378,776 authorized but unissued shares of Common Stock as a result of the Reverse Stock Split. The Company currently has authorized Preferred Stock of 20,000,000 shares. The authorized Preferred Stock will be reduced to 100,000 shares as a result of the Reverse Stock Split Proposal. There are currently no issued shares of Preferred Stock.


     As of May 17, 1996, under the Company's 1988 Stock Incentive Plan (the 'Plan'), there were outstanding options to purchase an aggregate of 632,500 shares of Common Stock and 927,884 options remained available for grant under the Plan. The Plan provides for adjustment of the number and per share price of outstanding options and the number of shares available for the grant of options in the event of a change in capitalization, such as a reverse stock split.
Accordingly, upon implementation of the Reverse Stock Split, the number of shares of Common Stock issuable upon exercise of outstanding options will be reduced to approximately 316,250, with per share exercise prices of approximately two times the present per share exercise prices, and the number of shares of Common Stock available for grant under the Plan will be reduced to 463,942. The limitations on the number of shares issuable under the Plan would likewise be adjusted to reflect the Reverse Stock Split.

     As of May 17, 1996, there were outstanding 1,287,294 Warrants, which are exercisable through June 30, 2001, at $25.00 for 2.822 shares of Common Stock. Such Warrants are exercisable for a maximum of 3,632,744 shares of Common Stock. The Warrant Agreement provides for adjustment of the number of shares receivable upon exercise in the event of a change in capitalization, such as a reverse stock split. Accordingly, upon implementation of the Reverse Stock Split, Warrants will be exercisable at $25.00 for 1.411 shares of Common Stock, and the number of shares of Common Stock issuable upon exercise of outstanding Warrants will be reduced to approximately 1,816,372.




     Dissenting stockholders have no appraisal rights under Delaware law, the Certificate or the Company's Bylaws in connection with the Reverse Stock Split Proposal.


                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated Federal income tax consequences of the Reverse Stock Split to stockholders of the Company. This summary is based on the Federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible Federal income tax consequences of the Reverse Stock Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). The summary does not address any consequence of the Reverse Stock Split under any state, local or foreign tax laws.

     No ruling from the Internal Revenue Service ('Service') or opinion of counsel will be obtained regarding the Federal income tax consequences to the stockholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     The Company believes that the Reverse Stock Split would be a tax-free recapitalization to the Company and its stockholders. If the Reverse Stock Split qualifies as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, a stockholder of the Company who exchanges his or her Common Stock solely for Common Stock should recognize no gain or loss for Federal income tax purposes. A stockholder's aggregate tax basis in his or her shares of Common Stock received from the Company should be the same as his or her aggregate tax basis in the Common Stock exchanged therefor. The holding period of the Common Stock received by such stockholder should include the period during which the Common Stock surrendered in exchange therefor was held, provided all such Common Stock was held as a capital asset on the date of the exchange. The payment of cash in lieu of fractional share interests in the Common Stock will be treated for federal income tax purposes as if fractional shares were issued as part of the Reverse Stock Split and then were redeemed by the Company. The cash payments should be treated as having been received as distributions in full payment in exchange for the Common Stock redeemed. If a fractional share qualifies as a capital asset in the hands of a stockholder, any gain or loss (measured by the difference between the basis of the fractional share interest and the amount of cash received) will be capital gain or loss.

                                 VOTE REQUIRED

     In order to effect the Reverse Stock Split Proposal, the Certificate must be amended, which requires, under Delaware law, the affirmative vote of holders of a majority of the outstanding shares of Common Stock. THE COMPANY HAS BEEN ADVISED THAT GENEVE, WHICH OWNS IN EXCESS OF 55% OF THE OUTSTANDING SHARES OF COMMON STOCK, INTENDS TO VOTE ITS SHARES IN FAVOR OF PROPOSAL 2.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' PROPOSAL 2.

                                   PROPOSAL 3
                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected Peat Marwick as the independent auditors of the Company for the year 1996. It is anticipated that representatives of Peat Marwick, who also served as the Company's auditors for 1995, will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to answer any appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL 3.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the Annual Meeting of Stockholders to be held in 1997 must be received at the Company's principal executive office not later than December 31, 1996 in order to be includable in the proxy material for such meeting.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the meeting. As to any business which would properly come before the meeting, the Proxies confer discretionary authority in the persons named therein and those persons will vote or act in accordance with their best judgment with respect thereto.

                                          By Order of the Board of Directors

                                          DAVID T. KETTIG
                                          Secretary


June 7, 1996

                                                                       EXHIBIT A

              CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF
           INCORPORATION, AS AMENDED, OF INDEPENDENCE HOLDING COMPANY
             PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

     INDEPENDENCE HOLDING COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That at a meeting of the Board of Directors of Independence Holding Company, duly convened and held on May 24, 1996, a resolution was adopted setting forth and declaring advisable the proposed amendment to the Restated Certificate of Incorporation, as amended, of said Corporation.

     The proposed amendment amends in its entirety Article V of the Restated Certificate of Incorporation, as amended, to read as follows:

                                       V.

     The total number of shares of stock which the Corporation shall have the authority to issue is Fifteen Million One Hundred Thousand (15,100,000) shares, consisting of Fifteen Million (15,000,000) shares of Common Stock, par value $1.00 per share ('Common Stock'), and One Hundred Thousand (100,000) shares of Preferred Stock, par value $1.00 per share. Each two (2) shares of authorized Common Stock issued and outstanding or standing in the name of the Corporation at the close of business on the date of filing and recording (the 'Effective Time') of this Certificate of Amendment ('Amendment') in the Office of the Secretary of State of the State of Delaware shall, upon such filing and recording, thereupon automatically be reclassified and changed into one (1) validly issued, fully paid and nonassessable share of Common Stock. Each holder of record of shares of Common Stock to be so reclassified and changed shall at the Effective Time become the record owner of the number of shares of Common Stock as shall result from such reclassification and change. Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock to be so reclassified and changed at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of shares of Common Stock of which he or she is the record owner after giving effect to the provisions of this Article V. The Corporation shall not issue fractional shares with respect to the reclassification and change, and instead shall pay cash in lieu thereof.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with the terms of Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute was voted in favor of the aforesaid amendment.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: This Certificate of Amendment shall be effective upon the filing hereof.

     IN WITNESS WHEREOF, Independence Holding Company has caused this Certificate of Amendment to be signed by its President and attested by its
Secretary  and its  corporate seal  to be  affixed hereto on  this           day
                    , 1996.

                                          INDEPENDENCE HOLDING COMPANY

                                          By:  .................................
                                                 Steven B. Lapin, President

Attest:

 .....................................
      David T. Kettig, Secretary

                              APPENDIX 1 -- PROXY

                          INDEPENDENCE HOLDING COMPANY
              96 CUMMINGS POINT ROAD, STAMFORD, CONNECTICUT 06902
                  PROXY -- SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned stockholder of Independence Holding Company (the 'Company') hereby appoints Steven B. Lapin and David T. Kettig, and each or either of them, the true and lawful proxies, agents and attorneys of the undersigned, each with full power to act without the other and with full power of substitution to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 27, 1996 at 9:30 A.M., E.D.T., at the Meeting Room, Greenwich Public Library, 101 West Putnam Avenue, Greenwich, Connecticut, and at any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' ALL PROPOSALS.

(1) To elect eight directors.

[ ] FOR all nominees listed below          [ ] WITHHOLD AUTHORITY  to  vote  for
    (except as instructed below)             all nominees listed below

  Harold E. Johnson, Allan C. Kirkman, Steven B. Lapin, Donald T. Netter, Edward Netter, Edward J. Scheider, Roy T.K. Thung, F. Peter Zoch, III.
  INSTRUCTION:   To withhold authority to vote for any individual nominee, write that nominee's name here:

 ...............................................................................


(2) To amend the Company's Restated Certificate of Incorporation, as amended, and authorize management to (i) effect a reverse stock split in which each two shares of Common Stock of the Company, par value $1.00 per share, whether issued and outstanding or held in treasury, will be reclassified and changed into one share of Common Stock of the Company, par value $1.00 per share; and (ii) reduce the number of authorized shares of Common Stock of the Company from 50,000,000 shares to 15,000,000 shares, and to reduce the number of authorized shares of Preferred Stock of the Company, par value $1.00 per share, from 20,000,000 shares to 100,000 shares.


                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

(3) To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1996.

                    [ ]FOR      [ ] AGAINST      [ ] ABSTAIN

(4) To transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

                                                                   (see reverse)

The shares represented by this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS.

   The undersigned hereby ratifies and confirms all that said proxies, agents and attorneys, or any of them or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment or postponement thereof.

PLEASE  SIGN THE  PROXY EXACTLY  AS YOUR NAME(S)  Dated ................................... , 1996
APPEARS HEREON.  JOINT OWNERS  SHOULD EACH  SIGN                                            (L.S.)
PERSONALLY.   TRUSTEES  AND   OTHER  FIDUCIARIES  ................................................
SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN,                                            (L.S.)
AND WHERE MORE THAN ONE NAME APPEARS, A MAJORITY  ................................................
MUST  SIGN.  IF  A  CORPORATION,  THE  SIGNATURE
SHOULD  BE  THAT  OF AN  AUTHORIZED  OFFICER WHO
SHOULD STATE HIS OR HER TITLE.

    PLEASE DATE, SIGN AND RETURN. YOUR PROMPT ATTENTION WILL BE APPRECIATED.